                                                                    Exhibit 10.1

                                                                  EXECUTION COPY



                             NEWELL RUBBERMAID INC.

                     ---------------------------------------



                           FIVE-YEAR CREDIT AGREEMENT

                            Dated as of June 14, 2002

                     ---------------------------------------

                                  $650,000,000

                     ---------------------------------------

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                     ---------------------------------------

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Lead Arranger and Sole Bookrunner

                              BANK OF AMERICA, N.A.
                                and BANK ONE, NA,
                            as Co-Syndication Agents

                                BARCLAYS BANK PLC
                                and BNP PARIBAS,
                           as Co-Documentation Agents


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                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS................................1
         1.01  Certain Defined Terms..........................................1
         1.02  Accounting Terms and Determinations...........................16
         1.03  Types of Loans................................................17
         1.04  Terms Generally...............................................17
         1.05. Currencies; Currency Equivalents; Provisions Relating to
               European Monetary Union.......................................17

SECTION 2.  COMMITMENTS......................................................18
         2.01  Committed Loans...............................................18
         2.02  Borrowings of Committed Loans.................................19
         2.03  Competitive Loans.............................................19
         2.04  Borrowings by Designated Borrowers............................23
         2.05  Changes of Commitments........................................24
         2.06  Fees..........................................................26
         2.07  Lending Offices...............................................27
         2.08  Several Obligations; Remedies Independent.....................27
         2.09  Evidence of Debt..............................................27
         2.10  Prepayments; Conversions and Continuations....................27

SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST...............................28
         3.01  Repayment of Loans............................................28
         3.02  Interest......................................................28
         3.03  Redenomination................................................30

SECTION 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC..................30
         4.01  Payments......................................................30
         4.02  Pro Rata Treatment............................................32
         4.03  Computations..................................................32
         4.04  Non-Receipt of Funds by the Administrative Agent..............33
         4.05  Set-off; Sharing of Payments..................................33

SECTION 5.  YIELD PROTECTION AND ILLEGALITY..................................34
         5.01  Additional Costs..............................................34
         5.02  Limitation on Types of Loans..................................35
         5.03  Illegality....................................................37
         5.04  Base Rate Loans Pursuant to Sections 5.01 and 5.03............37
         5.05  Compensation..................................................37
         5.06  Taxes.........................................................38
         5.07  Replacement of Lenders........................................40

SECTION 6.  CONDITIONS PRECEDENT.............................................40


                                       -i-
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         6.01  Effective Date................................................40
         6.02  Initial and Subsequent Credit Extensions......................41

SECTION 7.  REPRESENTATIONS AND WARRANTIES...................................42
         7.01  Corporate Existence...........................................42
         7.02  Financial Condition...........................................42
         7.03  Litigation....................................................43
         7.04  No Breach.....................................................43
         7.05  Corporate Action..............................................43
         7.06  Approvals.....................................................44
         7.07  Use of Credit.................................................44
         7.08  ERISA.........................................................44
         7.09  Investment Company Act; Public Utility Holding Company Act....44
         7.10  Credit Agreements.............................................44
         7.11  Hazardous Materials...........................................45
         7.12  Taxes.........................................................45
         7.13  True and Complete Disclosure..................................45
         7.14  Subsidiaries..................................................46
         7.15  Compliance with Law...........................................46
         7.16  Designated Borrower Approvals.................................46

SECTION 8.  COVENANTS OF THE COMPANY.........................................46
         8.01  Financial Statements..........................................46
         8.02  Litigation....................................................49
         8.03  Corporate Existence, Etc......................................49
         8.04  Insurance.....................................................49
         8.05  Use of Proceeds...............................................49
         8.06  Indebtedness..................................................49
         8.07  Fundamental Changes...........................................50
         8.08  Liens.........................................................52
         8.09  Lines of Businesses...........................................52
         8.10  Total Indebtedness to Total Capital...........................53
         8.11  Interest Coverage Ratio.......................................53
         8.12  Transactions with Affiliates..................................53

SECTION 9.  EVENTS OF DEFAULT................................................53

SECTION 10.  THE ADMINISTRATIVE AGENT........................................56
         10.01  Appointment, Powers and Immunities...........................56
         10.02  Reliance by Administrative Agent.............................56
         10.03  Defaults.....................................................56
         10.04  Rights as a Lender...........................................57
         10.05  Indemnification..............................................57
         10.06  Non-Reliance on Administrative Agent and Other Lenders.......57
         10.07  Failure to Act...............................................58
         10.08  Resignation or Removal of Administrative Agent...............58

                                      -ii-
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         10.09  Lead Arranger and Other Agents...............................58

SECTION 11.  GUARANTEE.......................................................59
         11.01  Guarantee....................................................59
         11.02  Obligations Unconditional....................................59
         11.03  Reinstatement................................................60
         11.04  Subrogation..................................................60
         11.05  Remedies.....................................................60
         11.06  Continuing Guarantee.........................................60

SECTION 12.  MISCELLANEOUS...................................................60
         12.01  Waiver.......................................................60
         12.02  Notices......................................................61
         12.03  Expenses, Etc................................................61
         12.04  Amendments, Etc..............................................62
         12.05  Assignments and Participations...............................62
         12.06  Survival.....................................................65
         12.07  Captions.....................................................65
         12.08  Counterparts; Effectiveness..................................65
         12.09  Governing Law; Jurisdiction; Service of Process; Waiver
                of Jury Trial; Etc...........................................65
         12.10  Successors and Assigns.......................................67
         12.11  Judgment Currency............................................67
         12.12  Waiver of Notice under Existing Credit Agreement.............67


Annex I             -      Commitments
Schedule I          -      List of Indebtedness
Schedule II         -      List of Certain Liens

EXHIBIT A-1         -      Form of Opinion of Special Illinois Counsel
EXHIBIT A-2         -      Form of Opinion of Dale L. Matschullat, Esq.,
                           Vice-President - General Counsel to the
                           Company and its Subsidiaries

EXHIBIT B           -      Form of Opinion of Special New York Counsel to the
                           Administrative Agent
EXHIBIT C           -      Form of Competitive Bid Request
EXHIBIT D           -      Form of Competitive Bid
EXHIBIT E-1         -      Form of Designation Letter
EXHIBIT E-2         -      Form of Termination Letter
EXHIBIT F           -      Form of Assignment and Assumption
EXHIBIT G           -      Form of Assumption Agreement


                                      -iii-
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                  FIVE-YEAR CREDIT AGREEMENT dated as of June 14, 2002, between
NEWELL RUBBERMAID INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors, the "COMPANY"); each of the lenders which is a signatory hereto (together with its successors and permitted assigns, individually, a "LENDER" and, collectively, the "LENDERS"); and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                  The Company has requested that the Lenders make loans to it and the other Borrowers (as hereinafter defined) in an aggregate principal amount not exceeding $650,000,000 at any one time outstanding. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties agree as follows:

                  SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS.

                  1.01  CERTAIN DEFINED TERMS.

                  As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "ADJUSTED LIBO RATE" shall mean, for any LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be equal to the LIBO Rate for the Interest Period for such Loan divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" shall mean, in respect of any Currency, such account as the Administrative Agent shall designate in a notice to the Company and the Lenders.

                  "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form supplied by the Administrative Agent.

                  "AFFILIATE" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "ALTERNATIVE CURRENCY" shall mean at any time (a) Euros and
(b) any currency (other than Dollars and Euros) so long as at such time, (i) such currency is dealt with in the London interbank deposit market, (ii) such currency is freely transferable and convertible into Dollars in the London foreign exchange market and (iii) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by any Lender for making any Loan hereunder and/or to permit the relevant Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

                  "APPLICABLE FACILITY FEE RATE", "APPLICABLE UTILIZATION FEE RATE" and "APPLICABLE MARGIN" shall mean, during any period when the Rating is at one of the Rating Groups specified below, the percentage set forth below opposite the reference to such fee or to the relevant Type of Committed Loan:

======================================================================================================================
                                        Rating          Rating           Rating           Rating          Rating
                                         Group           Group            Group           Group           Group
                                           I              II               III              IV              V
----------------------------------------------------------------------------------------------------------------------
Applicable Facility                      0.07%           0.10%           0.125%           0.15%           0.225%
Fee Rate
----------------------------------------------------------------------------------------------------------------------
Applicable Margin for Committed
LIBOR Loans                              0.18%           0.30%           0.375%           0.475%          0.65%
----------------------------------------------------------------------------------------------------------------------
Applicable Margin for
Base Rate Loans                           0%              0%               0%               0%              0%
----------------------------------------------------------------------------------------------------------------------
Applicable Utilization Fee Rate
(GREATER THAN OR EQUAL TO 50%)           0.05%           0.10%           0.125%           0.125%          0.25%
======================================================================================================================

Any change in the Applicable Facility Fee Rate, the Applicable Utilization Fee Rate or the Applicable Margin by reason of a change in the Moody's Rating, the Standard & Poor's Rating or the Fitch Rating shall become effective on the date of announcement or publication by the respective Rating Agency of a change in such Rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

                  "APPLICABLE LENDING OFFICE" shall mean for each Lender and for each Type and Currency of Loan the lending office of such Lender (or of an Affiliate of such Lender) designated for such Type and Currency of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company.

                  "APPROVED DESIGNATED BORROWER" shall mean (i) any Domestic Subsidiary that is a Wholly-Owned Subsidiary of the Company as to which a Designation Letter has been delivered to the Administrative Agent and as to which a Termination Letter shall not have been delivered to the Administrative Agent, which Subsidiary has been approved as a borrower hereunder by all of the Lenders, all in accordance with Section 2.04, and (ii) for the purposes of
Section 5.06, also the Company.

                  "ASSIGNMENT AND ASSUMPTION" shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.05), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

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                  "ASSUMING LENDER" shall have the meaning assigned to that term in Section 2.05(d)(i).

                  "ASSUMPTION AGREEMENT" shall mean an assumption agreement entered into by the Company and an Assuming Lender pursuant to Section 2.05(d), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

                  "BANKRUPTCY CODE" means the United States Bankruptcy Code of 1978, as amended from time to time.

                  "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day.

                  "BASE RATE LOANS" shall mean Loans which bear interest based upon the Base Rate.

                  "BORROWERS" shall mean the Company, each Approved Designated Borrower and each Designated Borrower.

                  "BUSINESS DAY" shall mean any day (a) that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York City, (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, Conversion of or into, or an Interest Period for, a LIBO Rate Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, also on which dealings in deposits are carried out in the London interbank market and (c)(i) if such day relates to the date on which the LIBO Rate is determined under this Agreement for the Interest Period of any Loan denominated in Euros, that is also a TARGET Day or (ii) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, any Loan denominated in an Alternative Currency (other than Euros), or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, also a day commercial banks and the London foreign exchange market settle payments for such Alternative Currency in the principal finance center where such currency is cleared and settled (as determined by the Administrative Agent).

                  "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

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                  "COMMITMENT" shall mean, as to each Lender, the obligation of such Lender to make Committed Loans in an aggregate amount at any one time outstanding equal to the amount set opposite such Lender's name on Annex I hereto under the caption "Commitment" (as the same may be reduced or increased from time to time pursuant to this Agreement). The original aggregate principal amount of the Commitments is $650,000,000.

                  "COMMITMENT TERMINATION DATE" shall mean June 14, 2007; PROVIDED that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

                  "COMMITTED LOANS" shall mean the loans provided for by Section 2.01.

                  "COMMITTED LIBOR LOANS" shall mean Committed Loans the interest rates on which are determined on the basis of Adjusted LIBO Rates.

                  "COMPETITIVE AFFILIATE LOAN" shall mean a Competitive Loan to be made by an Affiliate of a Lender pursuant to Section 2.03(h).

                  "COMPETITIVE BID" shall have the meaning assigned to that term in Section 2.03(c)(i).

                  "COMPETITIVE BID RATE" shall have the meaning assigned to that term in Section 2.03(c)(ii)(D).

                  "COMPETITIVE BID REQUEST" shall have the meaning assigned to that term in Section 2.03(b).

                  "COMPETITIVE BORROWING" shall have the meaning assigned to that term in Section 2.03(b).

                  "COMPETITIVE LIBOR LOANS" shall mean Competitive Loans the interest rates on which are determined on the basis of Adjusted LIBO Rates pursuant to a LIBOR Auction.

                  "COMPETITIVE LOAN LIMIT" shall have the meaning assigned to that term in Section 2.03(c)(ii).

                  "COMPETITIVE LOANS" shall mean the loans provided for by
Section 2.03.

                  "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any extraordinary, unusual or non-recurring charges or losses, and MINUS, to the extent included in determining such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period and without duplication, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries accrued or capitalized during such period (whether or not actually paid during such period) (including all commissions, discounts and other fees and charges owed with respect to standby letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), but excluding any interest expense for such period relating to quarterly or monthly income preferred securities, quarterly income capital securities or other similar securities.

                  "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any security issued by the Company or any of its Subsidiaries or of any agreement, instrument or other undertaking to which the Company or any of its Subsidiaries is a party or by which any of them or their respective property is bound (other than under any Credit Document) or Requirement of Law applicable to such Subsidiary.

                  "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.10(b) of one Type of Committed Loans into the other Type of Committed Loans, which may be accompanied by a transfer by a Lender (at its sole discretion) of a Committed Loan from one Applicable Lending Office to another).

                  "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to a continuation pursuant to Section 2.10(b) of a Committed LIBOR Loan from one Interest Period to the next Interest Period.

                  "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, if any, each Designation Letter and each Termination Letter.

                  "CREDIT EXTENSION" shall mean the making of any Loan hereunder.

                  "CURRENCY" shall mean Dollars or any Alternative Currency.

                  "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

                  "DESIGNATED BORROWER" shall mean any Wholly-Owned Subsidiary of the Company as to which a Designation Letter has been delivered to the Administrative Agent and as to which a Termination Letter shall not have been delivered to the Administrative Agent in accordance with Section 2.04; and the term "Designated Borrower" shall include any Approved Designated Borrower.

                  "DESIGNATION LETTER" shall have the meaning assigned to that term in Section 2.04(a).

                  "DETERMINATION DATE" shall mean, for any Disposition, the last day of the fiscal quarter ending on or immediately preceding the date of such Disposition.

                  "DISPOSITION" shall have the meaning assigned to that term in
Section 8.07(vi).

                  "DISPOSITION PERIOD" shall mean, for any Disposition, a period of twelve months ending on the date of such Disposition; PROVIDED that prior to March 31, 2003 "Disposition Period" shall mean, as at any date of determination, the period commencing on April 1, 2002 and ending on such determination date.

                  "DOLLAR EQUIVALENT" shall mean, with respect to any Loan denominated in an Alternative Currency, the amount of Dollars that would be required to purchase the amount of the Alternative Currency of such Loan on the date such Loan is requested (or, (a) in the case of Competitive Loans, the date of the related Competitive Bid Request and (b) in the case of any redenomination under Section 3.03, on the date of such redenomination), based upon the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by the Administrative Agent, of the spot selling rate at which the Reference Banks offer to sell such Alternative Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later.

                  "DOLLARS" and "$" shall mean lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary of the Company that is incorporated under the laws of the United States of America or any State thereof or the District of Columbia.

                  "EFFECTIVE DATE" shall mean the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.04).

                  "ENVIRONMENTAL AFFILIATE" shall mean, as to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person may have retained, assumed or otherwise become liable (contingently or otherwise), whether by contract, operation of law or otherwise; PROVIDED that each Subsidiary of such Person, and each former Subsidiary or division of such Person transferred to another Person, shall in any event be an "Environmental Affiliate" of such Person.

                  "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any notice, claim, demand or other communication (whether written or oral) by any other Person alleging or asserting liability of such Person for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any hazardous material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "ENVIRONMENTAL LAWS" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "EURO" shall mean the single currency of Participating Member States of the European Union.

                  "EVENT OF DEFAULT" shall have the meaning assigned to that term in Section 9.

                  "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FITCH" shall mean Fitch Investors Services, Inc. or any successor thereto.

                  "FITCH RATING" shall mean, as of any date, the rating most recently published by Fitch relating to the unsecured, long-term, senior debt securities of the Company.

                  "FOREIGN CURRENCY EQUIVALENT" shall mean, with respect to any amount in Dollars, the amount of any Alternative Currency that could be purchased with such amount of Dollars using the reciprocal of foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary of the Company that is not a Domestic Subsidiary.

                  "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a), are to be used in making the calculations for purposes of determining compliance with the provisions of this Agreement.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

                  "GUARANTEE" of any Person shall mean any guarantee, endorsement, contingent agreement to purchase or to furnish funds for the payment or maintenance of, or any other contingent liability on or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any other Person (including, without limitation, the liability of such Person in respect of the Indebtedness of any partnership of which such Person is a general partner), or the guarantee by such Person of the payment of dividends or other distributions upon the stock of any other Person, or the agreement by such Person to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling any other Person to make payment of its obligations or to assure a creditor against loss, and the verb "GUARANTEE" shall have a correlative meaning, PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business.

                  "INCREASING LENDER" shall have the meaning assigned to that term in Section 2.05(d)(i).

                  "INDEBTEDNESS" shall mean, as to any Person at any date (without duplication): (i) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such Person to pay the deferred purchase price of property or services, excluding, however, trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person so long as such trade accounts payable are paid within 120 days of the date the respective goods are delivered or the services are rendered; (iii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (iv) all Indebtedness of others Guaranteed by such Person; (v) all Capital Lease Obligations; (vi) reimbursement obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, surety or other bonds and similar instruments (other than commercial, standby or performance letters of credit); (vii) unpaid reimbursement obligations of such Person (other than contingent obligations) in respect of commercial, standby or performance letters of credit; and (viii) debt securities or obligations (including preferred debt securities) issued in connection with Permitted Securitizations included as indebtedness in accordance with GAAP on a consolidated balance sheet of such Person.

                  "INTEREST COVERAGE RATIO" shall mean, as at any date of determination thereof, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense for such period.

                  "INTEREST PERIOD" shall mean:

         (a) with respect to any Committed LIBOR Loan, each period commencing on the date such Committed LIBOR Loan is made or Converted from a Committed Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company (on its own behalf and on behalf of any other Borrower) may select as provided in Section 2.02, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

         (b) with respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Company may select as provided in Section 2.03(b); and

         (c) with respect to any Competitive LIBOR Loan, the period commencing on the date such Competitive LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
         Section 2.03(b), except that each Interest Period which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would otherwise commence before and end after the Commitment Termination Date, such Interest Period shall not be available hereunder; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for any LIBO Rate Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no

Interest Period for any LIBO Rate Loans shall have a duration of less than one month and, if the Interest Period for any such Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

                  "JPMCB" shall mean JPMorgan Chase Bank.

                  "JURISDICTION" shall mean, with respect to any Borrower, the country or countries (including any political subdivision or taxing authority thereof or therein) under whose laws such Borrower is organized or where such Borrower is domiciled, resident or licensed or otherwise qualified to do business or where any significant part of the Property of such Borrower is located.

                  "LENDER AFFILIATE" shall have the meaning assigned to that term in Section 2.03(h).

                  "LIBO RATE" shall mean, for any Interest Period for any LIBO Rate Loan, the rate for deposits in the relevant Currency with a maturity comparable to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page for such Service, as determined by the Administrative Agent, with written notice to the Company, from time to time for purposes of providing quotations of interest rates applicable to such Currency deposits in the London interbank market) at approximately 11:00 a.m., London time, on the Quotation Date for such Currency; PROVIDED that the LIBO Rate for any LIBO Rate Loan denominated in Pounds Sterling for any Interest Period shall be increased by any Mandatory Costs (but only to the extent applicable to any Lender).

                  In the event that such rate is not available for any reason, the LIBO Rate shall mean, with respect to such LIBO Rate Loan for such Interest Period, the rate at which deposits of $1,000,000 (or, in the case where a LIBO Rate Loan is a Currency other than Dollars, the Foreign Currency Equivalent thereof) and for a maturity comparable to such Interest Period are offered by the Reference Banks to leading banks in the London interbank market as of the 11:00 a.m., London time, on the Quotation Date for such Currency; PROVIDED that
(i) if any Reference Bank is not participating in any borrowing of LIBO Rate Loans, the LIBO Rate for such Loans shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loans, (ii) in determining the LIBO Rate with respect to any Competitive LIBOR Loan, each Reference Bank shall be deemed to have made a Competitive LIBOR Loan in an amount equal to $1,000,000, (iii) each Reference Bank agrees to use its best efforts to furnish timely information to the Administrative Agent for purposes of determining the LIBO Rate and (iv) if any Reference Bank does not furnish such timely information for determination of the LIBO Rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

                  "LIBO RATE LOANS" shall mean Committed LIBOR Loans and Competitive LIBOR Loans.

                  "LIBOR AUCTION" shall mean a solicitation of Competitive Bids setting forth Margins based on the Adjusted LIBO Rate pursuant to Section 2.03.

                  "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "LOANS" shall mean Committed Loans and Competitive Loans.

                  "MAJORITY LENDERS" shall mean Lenders having at least 51% of
(i) the aggregate amount of the Commitments and (ii) if the Commitments shall have been terminated, the aggregate outstanding principal amount of all Loans.

                  "MANDATORY COST" shall mean, with respect to any Lender, the cost, if any, imputed to such Lender of compliance with the cash ratio and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority during the relevant period, as determined by the Bank of England and/or Financial Services Authority during such relevant period.

                  "MARGIN" shall have the meaning assigned to that term in
Section 2.03(c)(ii)(C).

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries (taken as a whole), (ii) the ability of the Company or any Approved Designated Borrower that is a Significant Subsidiary to perform its obligations under any of the Credit Documents to which it is a party or (iii) the validity or enforceability of any of the Credit Documents.

                  "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor thereto.

                  "MOODY'S RATING" shall mean, as of any date, the rating most recently published by Moody's relating to the unsecured, long-term, senior debt securities of the Company.

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET WORTH" shall mean, at any time, the consolidated stockholders' equity of the Company and its Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP.

                  "NON-STRATEGIC PROPERTY" shall mean Property acquired as part of the acquisition of a business made after March 31, 2001 that is designated by resolution of the Board of Directors of the Company adopted no later than six months after such acquisition as non-strategic Property.

                  "NOTES" shall mean the promissory notes provided for by
Section 2.09(d).

                  "OBLIGOR" shall mean the Company, in its capacity as a Borrower hereunder and in its capacity as a guarantor of Loans made to any other Borrower under Section 11, and each other Borrower.

                  "OTHER CREDIT AGREEMENT" shall mean the 364-Day Credit Agreement dated as of the date hereof, between the Borrowers, the banks party thereto and JPMCB, as Administrative Agent.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all its functions under ERISA.

                  "PARTICIPATING MEMBER STATE" shall mean any member of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

                  "PERMITTED SECURITIZATION" shall mean any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or such Subsidiary, as the case may be, may sell, convey or otherwise transfer, or grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables and the proceeds of such receivables; PROVIDED that (a) there shall be no recourse under such securitization to the Company or any of its other Subsidiaries other than pursuant to Standard Securitization Undertakings and (b) the Administrative Agent shall be reasonably satisfied that the terms of such securitization are in compliance with the terms of this Agreement.

                  "PERSON" shall mean an individual, a corporation, a company, a limited liability company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

                  "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) which is or was established, sponsored, maintained or contributed to, by the Company or any ERISA Affiliate and is or was subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

                  "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by any Borrower under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (PROVIDED that, if such amount in default is principal of a LIBO Rate Loan or a Set Rate Loan and the due date is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section
3.02 and, thereafter, the rate provided for above in this definition).

                  "POUNDS STERLING" shall mean lawful money of England.

                  "PRIME RATE" shall mean the rate of interest publicly announced from time to time by JPMCB as its prime rate in effect at the Principal Office.

                  "PRINCIPAL OFFICE" shall mean the principal office of JPMCB, located on the date hereof at 270 Park Avenue, New York, New York 10017.

                  "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible (including, without limitation, shares of capital stock).

                  "QUARTERLY DATES" shall mean the last Business Day of each March, June, September and December, the first of which shall be the first such day after the Effective Date.

                  "QUOTATION DATE" shall mean, for any Interest Period, (a) for any Currency other than Pounds Sterling, the date two Business Days prior to the commencement of such Interest Period and (b) for Pounds Sterling, the first day of such Interest Period, PROVIDED that if market practice differs in the relevant interbank market for any Currency, the "Quotation Date" for such Currency shall be determined by the Administrative Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one day, the "Quotation Date" shall be the last of such days).

                  "RATING" shall mean the Moody's Rating, the Standard & Poor's Rating or the Fitch Rating.

                  "RATING AGENCY" shall mean Moody's, Standard & Poor's or
Fitch.

                  "RATING GROUP I" shall mean any two of the following: the Moody's Rating is at or above Aa2, the Standard & Poor's Rating is at or above AA or the Fitch Rating is at or above AA; "RATING GROUP II" shall mean (a) any two of the following: the Moody's Rating is at or above A3, the Standard & Poor's Rating is at or above A- or the Fitch Rating is at or above A- and (b) Rating Group I is not in effect; "RATING GROUP III" shall mean (a) any two of the following: the Moody's Rating is at or above Baa1, the Standard & Poor's Rating is at or above BBB+ or the Fitch Rating is at or above BBB+ and (b) neither Rating Group I nor Rating Group II is in effect; "RATING GROUP IV" shall mean (a) any two of the following: the Moody's Rating is at or above Baa2, the Standard & Poor's Rating is at or above BBB or the Fitch Rating is at or above BBB and (b) neither Rating Group I, Rating Group II nor Rating Group III is in effect; "RATING GROUP V" shall mean none of Rating Group I, Rating Group II, Rating Group III and Rating Group IV is in effect; PROVIDED that (i) if at any time the Company has two or three Ratings falling within two different Rating Groups that are one Rating Group apart, the relevant Rating Group for purposes of determining the Applicable Facility Fee Rate, the Applicable Utilization Fee Rate and the Applicable Margin shall be the Rating Group for the higher of the Moody's Rating (if any) or the Standard & Poor's Rating (if any), (ii) if at any time the Company has two or three Ratings falling within different Rating Groups that are two or more Rating Groups apart, the relevant Rating Group for purposes of determining the Applicable Facility Fee Rate, the Applicable Utilization Fee Rate and the Applicable Margin shall be the Rating Group that is one level above the Rating Group for the lower (or the lowest, as the case may be) of such

Ratings and (iii) for this purpose of this proviso, Rating Group I is higher than Rating Group II, Rating Group II is higher than Rating Group III, Rating Group III is higher than Rating Group IV and Rating Group IV is higher than Rating Group V).

                  "REFERENCE BANKS" shall mean Bank of America, N.A., Bank One, NA. and JPMCB.

                  "REGISTER" shall have the meaning assigned to that term in
Section 12.05.

                  "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

                  "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date hereof (or, in the case of any Competitive LIBOR Loan, the date of the Competitive Bid therefor), in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESERVE REQUIREMENT" shall mean, for any Interest Period for any LIBO Rate Loan, the effective maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined or
(ii) any category of extensions of credit or other assets which includes LIBO Rate Loans.

                  "SET RATE AUCTION" shall mean a solicitation of Competitive Bids setting forth Competitive Bid Rates pursuant to Section 2.03.

                  "SET RATE LOANS" shall mean Competitive Loans the interest rates on which are determined on the basis of Competitive Bid Rates pursuant to a Set Rate Auction.

                  "SIGNIFICANT SUBSIDIARY" shall mean, at any time, any Subsidiary of the Company if the revenues of such Subsidiary and its Subsidiaries for the four consecutive fiscal quarters of such Subsidiary most recently ended (determined on a consolidated basis without duplication in accordance with GAAP and whether or not such Person was a Subsidiary of the Company during all or any part of the fiscal period of the Company referred to below) exceed an amount equal to 7-1/2% of the revenues of the Company and its Subsidiaries for the four consecutive fiscal quarters of the Company most recently ended (determined on a consolidated basis without duplication in accordance with GAAP and including such Subsidiary and its Subsidiaries on a pro forma basis if such Subsidiary was not a Subsidiary of the Company).

                  "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Services, or any successor thereto.

                  "STANDARD AND POOR'S RATING" shall mean, as of any date, the rating most recently published by Standard & Poor's relating to the unsecured, long-term, senior debt securities of the Company.

                  "STANDARD SECURITIZATION UNDERTAKINGS" shall mean representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary that are reasonably customary in the non-recourse securitization of receivables transactions.

                  "SUBSIDIARY" of any Person shall mean any corporation, partnership, limited liability company or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more of the Subsidiaries of such Person. "WHOLLY-OWNED SUBSIDIARY" shall mean any such corporation, partnership, limited liability company or other entity of which all such shares or other ownership interests, other than directors' qualifying shares or shares held by nominees to satisfy any requirement as to minimum number of shareholders, are so owned or controlled.

                  "SWAP AGREEMENT" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries shall be a "Swap Agreement".

                  "TARGET DAY" shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor settlement system as determined by the Administrative Agent) is open for settlement of payments in Euros.

                  "TAXES" shall have the meaning assigned to that term in
Section 5.06(a).

                  "TERMINATION LETTER" shall have the meaning assigned to that term in Section 2.04(a).

                  "TOTAL CAPITAL" shall mean the sum of (i) Net Worth plus (ii) Total Indebtedness.

                  "TOTAL CONSOLIDATED ASSETS" shall mean, as at any time, the total of all the assets appearing on a consolidated balance sheet of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles applicable to the type of business in which the Company and such Subsidiaries are engaged, and may be determined as of a date, selected by the Company, not more than sixty days prior to the happening of the event for which such determination is being made.

                  "TOTAL INDEBTEDNESS" shall mean, as at any time, the total Indebtedness of the Company and its Subsidiaries determined on a consolidated basis without duplication.

                  "TYPE" shall have the meaning assigned to that term in Section 1.03.

                  "WHOLLY-OWNED SUBSIDIARY" shall have the meaning assigned to that term in the definition of the term "SUBSIDIARY".

                  1.02  ACCOUNTING TERMS AND DETERMINATIONS.

                  (a) All accounting terms used herein shall be interpreted, and, unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below, all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder after the date hereof (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in Section 7.02(a)). All calculations made for the purposes of determining compliance with the terms of Sections 8.07(a)(vi), 8.10 and 8.11 shall, except as otherwise expressly provided herein, be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in Section 7.02(a)) unless
(i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 8.01, shall mean the financial statements referred to in Section
7.02(a)).

                  (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section
8.01 (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                  (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8, the Company shall not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

                  1.03  TYPES OF LOANS.

                  Loans hereunder are distinguished by "Type" and by "Currency". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Committed LIBOR Loan, a Competitive LIBOR Loan or a Set Rate Loan, each of which constitutes a Type. Loans may be identified by both Type and Currency.

                  1.04  TERMS GENERALLY.

                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Annexes, Exhibits and Schedules shall be construed to refer to Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  1.05. CURRENCIES; CURRENCY EQUIVALENTS; PROVISIONS RELATING TO EUROPEAN MONETARY UNION.

                  (a) At any time, any reference in the definition of the term "Alternative Currency" or in any other provision of this Agreement to the currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such currency is the same as it was on the date hereof. For purposes of determining (i) whether the amount of any borrowing of Loans, together with all other Loans then outstanding or to be borrowed at the same time as such borrowing, would exceed the aggregate amount of the Commitments, (ii) the aggregate unutilized amount of the Commitments and (iii) the aggregate outstanding principal amount of the Loans, the outstanding principal amount of any Loan that is denominated in any Alternative Currency shall be deemed to be the Dollar Equivalent of the principal amount of such Loan determined as of the date of such borrowing or thereafter as of the date such Loan is Converted or Continued.

                  (b) Wherever in this Agreement in connection with any Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Loan is denominated in an Alternative Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Alternative Currency), as determined by the Administrative Agent.

                  (c) Each obligation hereunder of any party hereto that is denominated in the currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; PROVIDED that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such currency, such party shall be entitled to pay or repay such amount either in Euros or in such currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Alternative Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Alternative Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; PROVIDED that, with respect to any borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Company to the Lenders and the Lenders to the Company under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the date hereof.

                  SECTION 2.  COMMITMENTS.

                  2.01  COMMITTED LOANS.

                  Each Lender severally agrees, on the terms of this Agreement, to make loans to the Company and any Approved Designated Borrower in Dollars during the period from and including the Effective Date to and including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect. Subject to the terms of this Agreement, during such period the Company and the Approved Designated Borrowers may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Committed LIBOR Loans and may Convert Committed Loans of one Type into Committed Loans of the other Type (as provided in Section 2.10(b)) or Continue Committed LIBOR Loans (as provided in Section 2.10(b)); PROVIDED that the aggregate outstanding principal amount of all Committed Loans at any one time shall not exceed the aggregate amount of the Commitments at such time; and

PROVIDED, FURTHER, that there may be no more than 30 different Interest Periods for both Committed Loans and Competitive Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

                  2.02  BORROWINGS OF COMMITTED LOANS.

                  The Company (on its own behalf and on behalf of any other Approved Designated Borrower) shall give the Administrative Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder of Committed Loans, which notice shall be irrevocable and effective only upon receipt by the Administrative Agent, shall specify with respect to the Committed Loans to be borrowed (i) the aggregate amount to be borrowed, which shall be at least $1,000,000 in the case of Base Rate Loans and $5,000,000 in the case of Committed LIBOR Loans (or in either case an integral multiple of $1,000,000 in excess thereof), (ii) the Type and date (which shall be a Business Day) and
(iii) (in the case of Committed LIBOR Loans) the duration of the Interest Period therefor, and each such notice shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such borrowing specified below opposite the Type of such Loans:

                  Type                             Number of Business Days
                  ----                             -----------------------
         Base Rate Loans                                      0
         Committed LIBOR Loans                                3

Not later than 2:00 p.m. New York time on the date specified for each borrowing of Committed Loans hereunder, each Lender shall, subject to Section 4.01(a), make available the amount of the Committed Loan or Loans to be made by it on such date to the Administrative Agent, at the Administrative Agent's Account for Dollars in immediately available funds, for account of the relevant Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the relevant Borrower by depositing the same, in immediately available funds, in an account of the relevant Borrower designated by the Company.

                  2.03  COMPETITIVE LOANS.

                  (a) In addition to borrowings of Committed Loans, the Company (on its own behalf and on behalf of any other Borrower) may, as set forth in this Section 2.03, request the Lenders to make offers to make Competitive Loans to such Borrower in Dollars or in any Alternative Currency. The Lenders may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.03. Competitive Loans may be Competitive LIBOR Loans or Set Rate Loans, PROVIDED that there may be no more than 30 different Interest Periods for both Committed Loans and Competitive Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous). Competitive Loans shall not constitute a utilization of the Commitments.

                  (b) When any Borrower wishes to request offers to make Competitive Loans, the Company (on its own behalf and on behalf of any other Borrower) shall give the Administrative Agent (which shall promptly notify the Lenders) notice in the form of Exhibit C hereto (a "COMPETITIVE BID REQUEST") so as to be received no later than 11:00 a.m. New York time on (x) the fifth Business Day prior to the date of borrowing proposed therein in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction, specifying:

         (i) the name of the Borrower, the Currency of such borrowing and the proposed date of such borrowing (a "COMPETITIVE BORROWING"), which shall be a Business Day;

         (ii) the aggregate amount of such Competitive Borrowing, which shall be at least $5,000,000 or, in the case of Competitive Loans in an Alternative Currency, the Foreign Currency Equivalent thereof, and in an integral multiple of $1,000,000 in excess thereof (or the Foreign Currency Equivalent thereof, as applicable);

         (iii)  the duration of the Interest Period applicable thereto; and

         (iv) whether the Competitive Bids requested are to set forth a Margin or a Competitive Bid Rate.

                  The Company (on its own behalf and on behalf of any other Borrower) may request offers to make Competitive Loans for up to 15 different Interest Periods in a single Competitive Bid Request; PROVIDED that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Request for a separate Competitive Borrowing. Except as otherwise provided in the preceding sentence, no Competitive Bid Request shall be given within five Business Days of any other Competitive Bid Request.

                  (c) (i) Any Lender may, by notice to the Administrative Agent in the form of Exhibit D hereto (a "COMPETITIVE BID"), submit an offer to make a Competitive Loan in response to any Competitive Bid Request; PROVIDED that, if the request under Section 2.03(b) specified more than one Interest Period, such Lender may make a single submission containing a separate offer for each such Interest Period and each such separate offer shall be deemed to be a separate Competitive Bid. Each Competitive Bid must be submitted to the Administrative Agent not later than (x) 2:00 p.m. (or, in the case of Competitive Loans in an Alternative Currency, 11:00 a.m.) New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 11:00 a.m. New York time on the proposed date of borrowing, in the case of a Set Rate Auction; PROVIDED that any Competitive Bid submitted by JPMCB (or its Applicable Lending Office) may be submitted, and may only be submitted, if JPMCB (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. (or, in the case of Competitive Loans in an Alternative Currency, 10:00 a.m.) New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:45 a.m. New York time on the proposed date of borrowing, in the case of a Set Rate Auction. Subject to Sections 5.03 and 9, any Competitive Bid so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

                  (ii)  Each Competitive Bid shall specify:

                           (A) the name of the Borrower, the Currency of such
                  borrowing, the proposed date of borrowing and the Interest Period therefor;

                           (B) the principal amount of the Competitive Loan for
                  which each such offer is being made, which principal amount
                  (x) may be greater than or less than the Commitment of the quoting Lender, (y) must be at least $1,000,000 or, in the case of a Competitive Loan in an Alternative Currency, the Foreign Currency Equivalent thereof, and in an integral multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, as applicable), and (z) may not exceed the principal amount of the Competitive Borrowing for which offers were requested;

                           (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable Adjusted LIBO Rate (the "MARGIN") offered for each such Competitive Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable Adjusted LIBO Rate;

                           (D) in the case of a Set Rate Auction, the rate of
                  interest per annum (rounded to the nearest 1/10,000th of 1%) (the "COMPETITIVE BID RATE") offered for each such Competitive Loan; and

                           (E) the identity of the quoting Lender.

No Competitive Bid shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Request and, in particular, no Competitive Bid may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Competitive Loan for which such Competitive Bid is being made; PROVIDED that the submission of any Lender containing more than one Competitive Bid may be conditioned on the Company not accepting offers contained in such submission that would result in such Lender making Competitive Loans pursuant thereto in excess of a specified aggregate amount (the "COMPETITIVE LOAN LIMIT").

                  (d) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Competitive Bid is submitted (but in any event not later than 11:15 a.m. New York time) or (y) in the case of a LIBOR Auction, by 4:00 p.m. (or, in the case of Competitive Loans in an Alternative Currency, noon) New York time on the day a Competitive Bid is submitted, notify the Company (which will promptly notify the relevant Borrower if it is not the Company) of the terms (i) of any Competitive Bid submitted by a Lender that is in accordance with Section 2.03(c) and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of the Competitive Borrowing for which offers have been received and (B) the respective principal amounts and

Margins or Competitive Bid Rates, as the case may be, so offered by each Lender (identifying the Lender that made each Competitive Bid).

                  (e) Not later than (x) 11:00 a.m. New York time on the third Business Day (or, in the case of Competitive Loans in an Alternative Currency, 2:00 p.m. New York time on the fourth Business Day) prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 12:00 p.m. noon New York time on the proposed date of borrowing, in the case of a Set Rate Auction, the Company shall notify the Administrative Agent of its or the relevant Borrower's, if the Borrower is not the Company, acceptance or nonacceptance of the offers so notified to the Company pursuant to Section 2.03(d) (which notice shall specify the aggregate principal amount of offers from each Lender for each Interest Period that are accepted; and the failure of the Company to give such notice by such time shall constitute non-acceptance) and the Administrative Agent shall promptly notify each affected Lender of the acceptance or non-acceptance of its offers. The notice by the Administrative Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted. The Company (on its own behalf and on behalf of any other Borrower) may accept any Competitive Bid in whole or in part (PROVIDED that any Competitive Bid accepted in part from any Lender shall be in an integral multiple of $1,000,000 or, in the case of a Competitive Loan in an Alternative Currency, the Foreign Currency Equivalent thereof (rounded to the nearest 1,000 units of such Alternative Currency)); PROVIDED that:

         (i) the aggregate principal amount of each Competitive Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

         (ii) the aggregate principal amount of each Competitive Borrowing shall be at least $5,000,000 or, in the case of a borrowing of Competitive Loans in an Alternative Currency, the Foreign Currency Equivalent thereof, and in an integral multiple of $1,000,000 in excess thereof (or the Foreign Currency Equivalent thereof, as applicable);

         (iii) acceptance of offers may, subject to clause (v) below, only be made in ascending order of Margins or Competitive Bid Rates, as the case may be; PROVIDED that the Company need not accept on behalf of any Designated Borrower the offer of any Lender if payment of the interest on the relevant Competitive Loan would subject such Designated Borrower to the requirement of paying any additional amounts under Section 5.06(a) or if such interest payment would be subject to greater restrictions on deductibility for income tax purposes than the restriction applicable to interest payments made to other Lenders whose offers are accepted;

         (iv) the Company (on its own behalf and on behalf of any other Borrower) may not accept any offer where the Administrative Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a)); and

         (v) the aggregate principal amount of each Competitive Borrowing from any Lender may not exceed any applicable Competitive Loan Limit of such Lender.

If offers are made by two or more Lenders with the same Margins or Competitive Bid Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Loans in respect of which such offers are accepted shall be allocated by the Company among such Lenders as nearly as possible (in an integral multiple of $1,000,000 or, in the case of a borrowing of Competitive Loans in an Alternative Currency, the Foreign Currency Equivalent thereof) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Competitive Loans shall be conclusive in the absence of manifest error.

                  (f) Any Lender whose offer to make any Competitive Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 2:00 p.m. New York time (in the case of Loans denominated in Dollars) or 11:00 a.m. local time in the location of the Administrative Agent's Account (in the case of Loans denominated in an Alternative Currency) on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at the Administrative Agent's Account for the Currency of such Loan in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the relevant Borrower on such date by depositing the same, in immediately available funds, in an account of the relevant Borrower designated by the Company.

                  (g) The amount of any Competitive Loan made by any Lender shall not constitute a utilization of such Lender's Commitment.

                  (h) Subject to the terms and conditions of this Agreement, each Foreign Subsidiary that is a Designated Borrower agrees that any Competitive Loan to be made hereunder by any Lender that has an Affiliate (a "LENDER AFFILIATE") in such Designated Borrower's Jurisdiction may be satisfied by such Lender Affiliate at its sole discretion (such Loans are hereinafter referred to as "COMPETITIVE AFFILIATE LOANS"). The Company and each Designated Borrower hereby acknowledge and agree that any Lender Affiliate that makes a Competitive Affiliate Loan shall have made such Loan in reliance upon, and shall be entitled to the benefits of, this Agreement (including, without limitation, Section 11) and shall be entitled to enforce rights hereunder in respect of such Loan as fully as though it were a Lender party hereto.

                  2.04  BORROWINGS BY DESIGNATED BORROWERS.

                  (a) The Company may, at any time or from time to time, designate one or more Wholly-Owned Subsidiaries as Borrowers hereunder by furnishing to the Administrative Agent a letter (a "DESIGNATION LETTER") in duplicate, substantially in the form of Exhibit E-1 hereto, duly completed and executed by the Company and such Subsidiary. Any such designation of a Foreign Subsidiary shall, and any such designation of a Domestic Subsidiary may, restrict such Wholly-Owned Subsidiary to Competitive Loans, as set forth in the relevant Designation Letter. Upon any such designation of a Subsidiary, such Subsidiary shall be a Borrower entitled to borrow Competitive Loans only; and upon approval by all of the Lenders (which approval shall not be unreasonably withheld) of any Domestic Subsidiary as an Approved Designated Borrower (which approval shall be evidenced by the Administrative Agent signing and returning to the Company a copy of such Designation Letter) such Domestic Subsidiary shall be an Approved Designated Borrower entitled to borrow both Committed Loans and Competitive Loans. So long as all principal and interest on all Loans of any Borrower (other than the Company) hereunder have been paid in full, the Company may terminate the status of such Borrower as a Borrower hereunder by furnishing to the Administrative Agent a letter (a "TERMINATION LETTER"), substantially in the form of Exhibit E-2 hereto, duly completed and executed by the Company and such Borrower. Any Termination Letter furnished in accordance with this Section 2.04 shall be effective upon receipt by the Administrative Agent (which shall promptly notify the Lenders), whereupon the Lenders shall promptly deliver to the Company (through the Administrative Agent) the Notes, if any, of such former Borrower. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Borrower shall not terminate any obligation of such Borrower theretofore incurred (including, without limitation, obligations under Sections 5.01, 5.05 and 5.06) or the obligations of the Company under Section 11 with respect thereto.

                  (b) No Designation Letter with respect to an Approved Designated Borrower may be amended, supplemented or otherwise modified without the approval of the Majority Lenders.

                  2.05  CHANGES OF COMMITMENTS.

                  (a) Unless theretofore reduced to such amount pursuant to paragraphs (b) and (c) below, the aggregate amount of the Commitments shall automatically be reduced to zero on the Commitment Termination Date.

                  (b) The Company shall have the right to terminate or reduce permanently the amount of the Commitments at any time or from time to time upon not less than three Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in an integral multiple of $5,000,000) and shall be irrevocable and effective only upon receipt by the Administrative Agent; PROVIDED that the Company may not at any time (i) terminate the Commitments in whole if Committed Loans are then outstanding or (ii) reduce the aggregate amount of the Commitments below the aggregate outstanding principal amount of the Committed Loans.

                  (c) The Commitments once terminated or reduced may not be reinstated.

                  (d) (i) REQUESTS FOR INCREASE BY COMPANY. The Company may at any time (but in no event more frequently that once during any three month period) propose that the aggregate amount of the Commitments hereunder be increased (each such proposed increase being a "COMMITMENT INCREASE"), by notice to the Administrative Agent specifying the name of the Person or Persons that will provide additional Commitments (which may be either an existing Lender (each an "INCREASING LENDER") and/or any Person not then a Lender (each an "ASSUMING LENDER")) and the date on which such increase is to be effective (the "COMMITMENT INCREASE DATE"), which shall be a Business Day at least three Business Days after delivery of such notice and prior to the Commitment Termination Date; PROVIDED that:

                           (A) immediately after giving effect to such
                  Commitment Increase, the aggregate amount of the Commitments hereunder and the commitments under the Other Credit Agreement shall not exceed $1,500,000,000;

                           (B) each proposed Commitment Increase hereunder,
                  together with any proposed commitment increase to be effected simultaneously under the Other Credit Agreement, shall be in an aggregate minimum amount of $50,000,000, PROVIDED that the minimum amount of the Commitment of any Assuming Lender as part of such Commitment Increase shall be at least $10,000,000;

                           (C) no Default shall have occurred and be continuing
                  on such Commitment Increase Date or shall result from the proposed Commitment Increase;

                           (D) the representations and warranties contained in
                  Section 7 shall be correct on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                           (E) immediately after giving effect to such
                  Commitment Increase, no Lender shall hold more than 20% of the aggregate amount of the Commitments.

                  (ii) EFFECTIVENESS OF COMMITMENT INCREASE BY COMPANY. The Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of such Assuming Lender and/or the increase in the Commitment of any Increasing Lender shall become effective as of such Commitment Increase Date; PROVIDED that:

                           (A) the Administrative Agent shall have received on
                  or prior to 9:00 a.m., New York City time, on such Commitment Increase Date a certificate of a duly authorized officer of the Company stating that each of the applicable conditions to such Commitment Increase set forth in this Section 2.05(d) has been satisfied;

                           (B) with respect to each Assuming Lender, the
                  Administrative Agent shall have received, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, an appropriate Assumption Agreement in substantially the form of Exhibit G, duly executed by such Assuming Lender and the Company and acknowledged by the Administrative Agent; and

                           (C) each Increasing Lender shall have delivered to
                  the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment, with a copy of such confirmation to the Company.

                  (iii) RECORDATION INTO REGISTER. Upon its receipt of confirmation from a Lender that it is increasing its Commitment hereunder, together with the certificate referred to in clause (ii)(A) above, the Administrative Agent shall (A) record the information contained therein in the Register and (B) give prompt notice thereof to the Company. Upon its receipt of an Assumption Agreement executed by an Assuming Lender, together with the certificate referred to in clause (ii)(A) above, the Administrative Agent shall, if such Assumption Agreement has been completed and is in substantially the form of Exhibit G, (c) accept such Assumption Agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Company.

                  (iv) ADJUSTMENTS OF BORROWINGS UPON EFFECTIVENESS OF INCREASE. In the event that the Administrative Agent shall have received notice from the Company as to any agreement with respect to a Commitment Increase on or prior to the Commitment Increase Date and the actions provided for in clause (ii) above shall have occurred by 9:00 a.m., New York City time, on such Commitment Increase Date, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) of the occurrence of such Commitment Increase Date promptly on such date by facsimile transmission or electronic messaging system. On the date of such Commitment Increase, the Company shall (A) prepay the outstanding Committed Loans (if any) in full, (B) simultaneously borrow new Committed Loans hereunder in an amount equal to such prepayment, so that, after giving effect thereto, the Committed Loans are held ratably by the Lenders in accordance with their respective Commitments of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders the amounts, if any, payable under Section 5.05.

                  2.06  FEES.

                  (a) FACILITY FEE. The Company agrees to pay to the Administrative Agent for account of each Lender a facility fee on the amount of such Lender's Commitment (whether or not utilized) for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate; PROVIDED that, if such Lender continues to have Loans outstanding after the termination of its Commitment, then such facility fee shall continue to accrue on the aggregate daily amount of such Lender's Loans from and including the date its Commitment terminates to but excluding the date such Loans are paid in full. Accrued facility fees shall be payable on each Quarterly Date in arrears and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

                  (b) UTILIZATION FEE. The Company agrees to pay to the Administrative Agent for account of each Lender a utilization fee, for each day until the Loans are paid in full that the aggregate principal amount of the Loans (excluding Competitive Loans) shall exceed 50% of the aggregate Commitments, at a rate per annum equal to the Applicable Utilization Fee Rate of the aggregate outstanding principal amount of such Lender's Loans for such day. Accrued utilization fees (if any) shall be payable on each date facility fees are payable.

                  2.07 LENDING OFFICES. The Loans of each Type and Currency made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type and Currency.

                  2.08 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, and no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by any Borrower at any time hereunder and under its Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                  2.09  EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (b) The Administrative Agent shall maintain accounts in which it shall record (i) the date, amount, maturity date and interest rate of each Loan made hereunder, the Type and Currency thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (c) The entries made in the accounts maintained pursuant to clause (a) or (b) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (d) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note of the appropriate Borrower. In such event, the appropriate Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender and in a form approved by the Administrative Agent.

                  2.10  PREPAYMENTS; CONVERSIONS AND CONTINUATIONS.

                  (a) Loans may be prepaid without premium or penalty upon not less than (a) (in the case of Base Rate Loans) one Business Day's, and (b) (in the case of LIBOR Loans) three Business Days', prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which, in the case of partial prepayments, shall be in an integral multiple of $1,000,000) and shall be irrevocable and effective only upon receipt by the

Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days specified above prior to the relevant date of prepayment, PROVIDED that interest on the principal of any Loans prepaid, accrued to the prepayment date, shall be paid on the prepayment date.

                  (b) The Company (on its own behalf and on behalf of any other Approved Designated Borrower) shall have the right to Convert Committed Loans of one Type into Committed Loans of another Type or Continue Committed LIBOR Loans as such at any time or from time to time, upon not less than (i) (in the case of any Conversion into Base Rate Loans) one Business Day's, and (b) (in the case of any Conversion into, or Continuation as, LIBO Rate Loans), three Business Days', prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the amount (which shall be in an integral multiple of $1,000,000) and Type of each Committed Loan to be Converted or Continued (and, in the case of a Conversion, the Type of Loan to result from such Conversion), the duration of the Interest Period for any LIBO Rate Loans to be Continued or to result from such Conversion, and the date of Conversion or Continuation (which shall be a Business Day) and shall be irrevocable and effective only upon receipt by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days specified above prior to the relevant date of Conversion or Continuation. In the event that the Company fails to select the Type of Loan or the duration of any Interest Period for any LIBO Rate Loan, within the time period specified above, such Loan (if outstanding as a LIBO Rate Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                  SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

                  3.01  REPAYMENT OF LOANS.

                  (a) Each Borrower hereby promises to pay to the Administrative Agent for account of each Lender the principal amount of each Committed Loan made by such Lender to such Borrower in the Currency of such Committed Loan, and each Committed Loan shall mature, on the Commitment Termination Date.

                  (b) Each Borrower hereby promises to pay to the Administrative Agent for account of each Lender the principal amount of each Competitive Loan made by such Lender to such Borrower in the Currency of such Competitive Loan, and each Competitive Loan shall mature, on the last day of the Interest Period therefor.

                  3.02  INTEREST.

                  (a) Each Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to such Borrower, in the Currency of such Loan, for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

         (i) during such period as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time);

         (ii) during such period as such Loan is a Committed LIBOR Loan, for each Interest Period relating thereto, the Adjusted LIBO Rate for such Loan for such Interest Period plus the Applicable Margin;

         (iii) if such Loan is a Competitive LIBOR Loan, the Adjusted LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the Margin quoted by the Lender making such Loan in accordance with Section 2.03; and

         (iv) if such Loan is a Set Rate Loan, the Competitive Bid Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.03.

Notwithstanding the foregoing, each Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender to such Borrower, and (to the fullest extent permitted by law) on any other amount payable by such Borrower hereunder or under the Note of such Borrower held by such Lender to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

                  (b) Accrued interest on each Loan shall be payable (i) (in the case of a Base Rate Loan) quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Rate Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) (in the case of any Committed LIBOR Loan Converted into a Base Rate Loan pursuant to Section 2.10(b)) on the date of Conversion (but only on the principal amount so Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand.

                  (c) Promptly after the determination of any Adjusted LIBO Rate provided for herein, the Administrative Agent shall (i) notify the Lenders to which interest at such Adjusted LIBO Rate is payable and the Company thereof and
(ii) at the request of the Company, furnish to the Company a copy of Page 3750 of the Telerate Service (or such successor or substitute page of such Service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page for such Service) on the basis of which the relevant LIBO Rate was determined. At any time that the Administrative Agent determines the Adjusted LIBO Rate on a basis other than using Page 3750 of the Telerate Service, the Administrative Agent shall promptly notify the Company.

                  3.03 REDENOMINATION. Anything in Section 3.01 or 3.02 to the contrary notwithstanding, if any Borrower shall fail to pay any principal or interest denominated in any Alternative Currency on the original due date therefor (without giving effect to any acceleration under Section 9), the amount so in default shall automatically be redenominated in Dollars on such original due date therefor in an amount equal to the Dollar Equivalent therefor.

                  SECTION 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

                  4.01  PAYMENTS.

                  (a) Except to the extent otherwise provided herein, all payments of principal of and interest on Loans made in Dollars, and other amounts (other than the principal of and interest on Loans made in an Alternative Currency) payable by any Obligor under this Agreement and the Notes, shall be made in Dollars, and all payments of principal of and interest on Loans made in an Alternative Currency shall (except as otherwise provided in Section 3.03) be made in such Alternative Currency, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent's Account for such Currency, for account of the Lenders, not later than 2:00 p.m. New York time (in the case of Loans denominated in Dollars) or 11:00 a.m. local time in the location of the Administrative Agent's Account (in the case of Loans denominated in an Alternative Currency), on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) If any Borrower shall default in the payment when due of any principal, interest or other amounts to be made by such Borrower under this Agreement or the Notes, any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment due such Lender which is not made by such time to any ordinary deposit account of such Borrower with such Lender (with notice to the Company and the Administrative Agent).

                  (c) The Company on its behalf and on behalf of any other Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent the Loans or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that the payor fails to so specify, or if an Event of Default has occurred and is continuing, such Lender may apply such payment received by it from the Administrative Agent to such amounts then due and owing to such Lender as such Lender may determine).

                  (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid promptly to such Lender, in immediately available funds.

                  (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders of Committed Loans under
Section 2.01 shall be made from the Lenders, each payment of fees under Section
2.06 shall be made for account of the Lenders, and each reduction of the amount or termination of the Commitments under Section 2.05 shall be applied to the Commitments of the Lenders, pro rata according to the amounts of their respective Commitments, and the Conversion or Continuation of Committed Loans of a particular Type (other than Conversions provided for by Section 5.04) shall be made pro rata among the relevant Lenders according to their respective Commitments; (b) each payment of principal of Committed Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Committed Loans held by the Lenders; and (c) each payment of interest on Committed Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; PROVIDED that, if an Event of Default shall have occurred and be continuing, each payment of principal of and interest on the Loans and other amounts owing hereunder by any Borrower shall be made for account of the Lenders pro rata in accordance with the aggregate amounts of all principal of and interest on the Loans and all other amounts owing hereunder by such Borrower then due and payable to the respective Lenders.

                  4.03 COMPUTATIONS. Interest on Loans and the fees payable pursuant to Section 2.06 shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable; PROVIDED that interest on Base Rate Loans and Loans in Pounds Sterling shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  4.04 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENt. Unless the Administrative Agent shall have been notified by a Lender or the Company on behalf of any Borrower (each, a "PAYOR") prior to the time by, and on the date on, which such Payor is scheduled to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of any Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent to but not including the date the Administrative Agent recovers such amount (the "ADVANCE PERIOD") at a rate per annum equal to
(a) if the recipient is a Borrower, the Base Rate in effect on such day and (b) if the recipient is a Lender, the Federal Funds Rate in effect on such day; and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest thereon for each day during the Advance Period at a rate per annum equal to (i) if the Payor is a Borrower, the rate of interest payable on the Required Payment as provided in the second sentence of
Section 3.02(a) and (ii) if the Payor is a Lender, during the period commencing on the date such amount was so made available to but excluding the date three Business Days following such date, the Federal Funds Rate in effect on such day and, thereafter, the Base Rate in effect on such day.

                  4.05  SET-OFF; SHARING OF PAYMENTS.

                  (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of such Obligor at any of its offices, in Dollars or in any other Currency, against any principal of or interest on any of such Lender's Loans which is not paid when due (regardless of whether such balances are then due to such Obligor) in which case it shall promptly notify such Obligor (through notice to the Company) and the Administrative Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender shall obtain payment of any principal of or interest on any Committed Loan made by it under this Agreement through the exercise of any right of set-off, bankers' lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the amounts then due hereunder to such Lender in respect of Committed Loans than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Committed Loans made by such other Lenders (or in the interest thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and interest on the Committed Loans held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Obligor agrees that any Lender so purchasing a participation (or direct interest) in the Committed Loans made by other Lenders (or in the interest thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or in the interest thereon, as the case may be) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share in the benefits of any recovery on such secured claim.

                  SECTION 5.  YIELD PROTECTION AND ILLEGALITY.

                  5.01  ADDITIONAL COSTS.

                  (a) Each Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any LIBO Rate Loans or Set Rate Loans or its obligation to make any LIBO Rate Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

         (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Adjusted LIBO Rate for such Loan and Mandatory Costs utilized in the determination of the LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "LIBO Rate" in Section 1.01), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

         (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from any Borrower under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue LIBO Rate Loans or to Convert Base Rate Loans into LIBO Rate Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), if any Lender determines that any Regulatory Change regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Regulatory Change (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof. If any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive absent manifest error, PROVIDED that such determinations and allocations are made on a reasonable basis.

                  (d) Each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by any event specified in paragraphs (a) or (b) of this Section 5.01 or in Section 5.03 if such designation will avoid the need for, or reduce the amount of, such compensation or suspension, as the case may be, and will not, in the sole opinion of such Lender, be disadvantageous to such Lender.

                  5.02  LIMITATION ON TYPES OF LOANS.

                  Anything herein to the contrary notwithstanding:

         (a) if the LIBO Rate for any Currency is to be determined under the second paragraph of the definition of "LIBO Rate" and the Administrative Agent determines (which determination shall be conclusive) that no quotation from any Reference Lender of interest rates for the relevant deposits referred to in such paragraph are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBO Rate Loans as provided herein; or

         (b) if the LIBO Rate for any Currency is being determined under the second paragraph of the definition of "LIBO Rate" and the Majority Lenders determine (or any Lender that has outstanding a Competitive Bid with respect to a Competitive LIBOR Loan, determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the second paragraph of the definition of "LIBO Rate" do not adequately cover the cost to such Lenders (or such quoting Lender) of making or maintaining its LIBO Rate Loans in such Currency;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders (or such quoting Lender) shall be under no obligation to make additional LIBO Rate Loans in such Currency, to Continue LIBO Rate Loans in such Currency or to Convert Loans of another Type or Currency into LIBO Rate Loans in such Currency.

                  5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBO Rate Loans hereunder in any Currency, then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or Convert Base Rate Loans into, Committed LIBOR Loans in such Currency shall be suspended until such time as such Lender may again make and maintain Committed LIBOR Loans in such Currency (in which case the provisions of Section 5.04 shall be applicable), and such Lender shall no longer be obligated to make any Competitive LIBOR Loan in such Currency that it has offered to make.

                  5.04 BASE RATE LOANS PURSUANT TO SECTIONS 5.01 AND 5.03. If the obligation of any Lender to make, Continue, or to Convert Base Rate Loans into, any LIBO Rate Loans in Dollars shall be suspended pursuant to Section 5.01 or 5.03 (Loans of such type being herein called "AFFECTED LOANS" and such type being herein called the "AFFECTED TYPE"), all Loans in Dollars (other than Competitive Loans) which would otherwise be made by such Lender as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.03 has occurred and such Lender so requests by notice to the Company with a copy to the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically Converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or Converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans. If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Committed Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                  5.05 COMPENSATION. Each Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines are attributable to:

         (a) any payment, prepayment or Conversion of a LIBO Rate Loan or a Set Rate Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by such Borrower for any reason (excluding only failure due solely to a default by any Lender or the Administrative Agent in its obligation to provide funds to such Borrower hereunder but including, without limitation, the failure of any of the conditions precedent specified in Section 6 to be satisfied) to borrow a LIBO Rate Loan or a Set Rate Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section
         2.02 or 2.03(b).

Without limiting the effect of the preceding sentence, such compensation shall include, in the case of a Loan, an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for deposits in the applicable Currency of leading banks (if such Loan is a LIBO Rate Loan) or in the United States certificate of deposit market for issuance at face value of certificates of deposit for Dollar deposits (if such Loan is a Set Rate Loan) in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

                  5.06  TAXES.

                  (a) Each Approved Designated Borrower agrees to pay to each Lender such additional amounts as are necessary in order that the net payment of any amount due to such Lender hereunder after deduction for or withholding in respect of any Taxes imposed with respect to such payment will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:

         (i) to any payment to any Lender hereunder unless such Lender is, on the date such Borrower became a Borrower hereunder (which, in the case of the Company, means the date hereof and, in the case of any other Approved Designated Borrower, means the date of the Designation Letter of such Approved Designated Borrower) or (if later) on the date such Lender becomes a Lender hereunder as provided in Section 12.05(b) and on the date of any change in the Applicable Lending Office of such Lender, entitled to a complete exemption from withholding or deduction by such Approved Designated Borrower of Taxes on all interest to be received by such Lender hereunder in respect of the Loans made by such Lender to such Approved Designated Borrower, or

         (ii) to any such Taxes required to be deducted or withheld solely by reason of the failure of such Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with such Borrower's Jurisdiction if such compliance is required by treaty, statute or regulation as a precondition to relief or exemption from such Taxes.

For the purposes of this Section 5.06(a), the term "TAXES" shall mean with respect to any Approved Designated Borrower all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by such Approved Designated Borrower's Jurisdiction on or in respect of the

Credit Documents, the principal of and interest on the Loans and any other amounts payable under any of the Credit Documents, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premium, charges, fees or other amounts made on, under or in respect of any thereof (excluding, however, income or franchise taxes imposed on or measured by the overall net income or capital of a Lender (or its Applicable Lending Office) by such Approved Designated Borrower's Jurisdiction as a result of such Lender being organized under the laws of or resident in such Approved Designated Borrower's Jurisdiction or of its Applicable Lending Office being located or carrying on business in such Approved Designated Borrower's Jurisdiction).

                  (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the relevant Borrower shall deliver to the Administrative Agent for delivery to such Lender evidence satisfactory to such Lender of such deduction, withholding or payment (as the case may be).

                  5.07 REPLACEMENT OF LENDERS. If any Lender requests compensation pursuant to Section 5.01 or 5.06, or any Lender's obligation to make Loans of any Type or denominated in any Currency shall be suspended pursuant to Section 5.01 (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "REQUESTING LENDER"), the Company, upon three Business Days' notice to the Administrative Agent given when no Default shall have occurred and be continuing, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement to any bank or other financial institution identified by the Company that is satisfactory to the Administrative Agent (a) if such bank or other financial institution (a "PROPOSED LENDER") agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (b) if such Requesting Lender has requested compensation pursuant to Section 5.01 or 5.06, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 12.05(b), such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder the agreements of the Company contained in Sections 5.01, 5.06 and 12.03 (without duplication of any payments made to such Requesting Lender by the Company or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 5.07 with respect to the time prior to such replacement.

                  SECTION 6.  CONDITIONS PRECEDENT.

                  6.01  EFFECTIVE DATE.

                  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived pursuant to Section 12.04):

         (a) The Administrative Agent shall have received each of the following documents (with sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

                           (i) A counterpart of this Agreement signed on behalf
                  of each party hereto or written evidence satisfactory to the Administrative Agent that such party has signed a counterpart of this Agreement.

                           (ii) Certified copies of the charter and by-laws of,
                  and all corporate action taken by, the Company approving this Agreement and the Notes (if any) to be made by the Company, borrowings by the Company and the guarantee of the

                  Company set forth in Section 11 (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of the Company adopted in respect of the transactions contemplated hereby).

                           (iii) A certificate of the Company in respect of each
                  of the officers (1) who is authorized to sign this Agreement, the Notes, Competitive Bid Requests, Designation Letters and Termination Letters, together with specimen signatures, and
                  (2) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection herewith and with the Notes and the transactions contemplated hereby and thereby. The Administrative Agent and each Lender may conclusively rely on such certificate until they receive notice in writing from the Company to the contrary.

                           (iv) An opinion dated the Effective Date of Schiff
                  Hardin & Waite, special Illinois counsel to the Company, substantially in the form of Exhibit A-1 hereto (and the Company hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent); and an opinion dated the Effective Date of Dale L. Matschullat, Vice-President - General Counsel to the Company, substantially in the form of Exhibit A-2 hereto (and the Company hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                           (v) An opinion dated the Effective Date of Milbank,
                  Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit B hereto.

         (b) The Lenders and the Administrative Agent shall have received all fees and other amounts as the Company shall have agreed to pay in connection herewith.

         (c) The Administrative Agent shall have received evidence that (i) all commitments under the Borrowers' Amended and Restated Credit Agreement dated as of August 5, 1997 (as amended) have terminated and (ii) all principal, interest, fees and other amounts payable thereunder that are accrued to the Effective Date and/or unpaid have been paid in full.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.04) at or prior to 3:00 p.m., New York City time, on June 28, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  6.02  INITIAL AND SUBSEQUENT CREDIT EXTENSIONS.

                  The obligation of any Lender to make any Credit Extension hereunder (including, without limitation, the initial Credit Extension hereunder) is subject to the further conditions precedent that, as of the date of such Credit Extension and after giving effect thereto and the intended use thereof:

         (a)  no Default shall have occurred and be continuing; and

         (b) the representations and warranties made by the Company in Section 7 (other than Sections 7.02(c) and 7.03, except if such Credit Extension is made on the Effective Date) shall be true on and as of the date of such Credit Extension with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Company hereunder (whether on its own behalf or on behalf of any other Borrower) shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such Credit Extension, as of the date of such Credit Extension).

                  SECTION 7. REPRESENTATIONS AND WARRANTIES. The Company and (with respect only to Sections 7.01, 7.04, 7.05, 7.06 and 7.16) each Designated Borrower represent and warrant to the Lenders that:

                  7.01  CORPORATE EXISTENCE.

                  Each of the Company and its Significant Subsidiaries and each Designated Borrower: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure so to qualify would not have a Material Adverse Effect.

                  7.02  FINANCIAL CONDITION.

                  (a) The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2001 and the related consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen LLP, heretofore furnished to each of the Lenders, are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said date and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles. Neither the Company nor any of its Subsidiaries had on said date any material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date.

                  (b) The consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2002 and the related consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for the three-month period ended on said date, heretofore furnished to each of the Lenders, are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said date and the consolidated results of their operations for the three-month period ended on said date, all in accordance with generally accepted accounting principles. Neither the Company nor any of its Subsidiaries had on said date any material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date.

                  (c) Since December 31, 2001, there has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries (taken as a whole).

                  7.03  LITIGATION.

                  There are no legal or arbitral proceedings or any proceedings or investigations by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  7.04  NO BREACH.

                  The making or performance of this Agreement or the Notes, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company and each other Borrower or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or constitute a tortious interference with any agreement, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  7.05  CORPORATE ACTION.

                  Each Borrower has all necessary corporate power and authority to make and perform its obligations under this Agreement and the Notes; the making and performance of this Agreement and the Notes by each Borrower have been duly authorized by all necessary corporate action on the part of such Borrower; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes of any Borrower when executed and delivered by such Borrower for value will constitute, the legal, valid and binding obligation of the respective Borrower, enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

                  7.06  APPROVALS.

                  No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by each Borrower of this Agreement or the Notes of such Borrower or for the validity or enforceability of any thereof.

                  7.07  USE OF CREDIT.

                  Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Credit Extension hereunder will be used in a manner that will cause any Borrower to violate said Regulation X or any Lender to violate said Regulation U.

                  7.08  ERISA.

                  Each of the Company and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each of its Plans and is (and to the best of its knowledge in the case of any Multiemployer Plan is) in compliance with the currently applicable provisions of ERISA and the Code, and has not incurred any liability on account of the termination of any of its Plans to the PBGC or any of its Plans and has not incurred any withdrawal liability to any Multiemployer Plan, in each case except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

                  7.09  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY
ACT.

                  Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  7.10  CREDIT AGREEMENTS.

                  Schedule I hereto is a complete and correct list, as of the date hereof, of each credit agreement, loan agreement, indenture, purchase agreement, Guarantee or other arrangement (other than a letter of credit) providing for or otherwise relating to any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described (as of April 30, 2002) in said Schedule I.

                  7.11  HAZARDOUS MATERIALS.

                  The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations that are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect. Except as heretofore disclosed to the Lenders, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries with respect to any property or facility now or previously owned or leased by the Company or any of its Environmental Affiliates which reveal facts or circumstances that could reasonably be expected to have a Material Adverse Effect.

                  7.12  TAXES.

                  The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns and information statements that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The United States Federal income tax returns of the Company and its Subsidiaries have been examined and/or closed through the fiscal years of the Company and its Subsidiaries ended on or before December 31, 1997. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

                  7.13  TRUE AND COMPLETE DISCLOSURE.

                  The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Lenders in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Lenders in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby.

                  7.14  SUBSIDIARIES.

                  As of the date hereof, each of the Company and its Subsidiaries (as disclosed in the periodic reports which the Company has filed with the Securities and Exchange Commission) owns, free and clear of Liens, and has the unencumbered right to vote all of its outstanding ownership interests in, each Subsidiary held by it and all of the issued and outstanding capital stock of each such Person is validly issued, fully paid and nonassessable.

                  7.15  COMPLIANCE WITH LAW.

                  As of the date hereof, the Company and its Subsidiaries are in compliance with all applicable laws and regulations, except to the extent that failure to comply therewith would not have a Material Adverse Effect.

                  7.16  DESIGNATED BORROWER APPROVALS.

                  No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency that have not been obtained by the time any Subsidiary of the Company becomes a Designated Borrower are necessary for the execution, delivery or performance by such Designated Borrower of the Designation Letter of such Designated Borrower, this Agreement or the Notes of such Designated Borrower or for the validity or enforceability of any thereof or for the borrowing by such Designated Borrower hereunder.

                  SECTION 8. COVENANTS OF THE COMPANY.The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by each Borrower hereunder:

                  8.01  FINANCIAL STATEMENTS.

                  The Company shall furnish to each of the Lenders:

         (a) as soon as available and in any event within 60 days after the end of each of the fiscal quarterly periods of each fiscal year of the Company, consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, in accordance with generally accepted accounting principles, as at the end of (and for) such period (subject to normal year-end audit adjustments).

         (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, in accordance with generally accepted accounting principles, as at the end of (and for) such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Event of Default under Sections 8.10 and 8.11.

         (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange.

         (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed.

         (e) as soon as possible, and in any event within 30 days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan of the Company have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or such ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in Section
                  4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA by more than $5,000,000 shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                           (ii) the filing under Section 4041 of ERISA of a
                  notice of intent to terminate any Plan or the termination of any Plan if at the date of such filing or termination the fair market value of the assets of such Plan, as determined by the Plan's independent actuaries, is exceeded by the present value as determined by such actuaries as of such date, of benefit commitments under such Plan by more than $5,000,000 (including any prior terminations subject to this provision);

                           (iii) the institution by PBGC of proceedings under
                  Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan of the Company, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan and such action would reasonably be expected to result in liability to the Company in excess of $5,000,000;

                           (iv) the complete or partial withdrawal by the
                  Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan causing any withdrawal liability in excess of $5,000,000 (including any prior withdrawals subject to this provision), or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
                  Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                           (v) the institution of a proceeding by a fiduciary of
                  any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days.

         (f) promptly after the Company knows or has reason to know that any Default has occurred, a notice of such Default, describing the same in reasonable detail.

         (g) from time to time such other information regarding the business, affairs or financial condition of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.06, 8.07(a)(vi), 8.08(xiii), 8.10 and 8.11 as of the end of the respective fiscal quarter or fiscal year.

Notwithstanding the foregoing, the Company's obligations to deliver documents or information required under any of clauses (a), (b), (c) and (d) above shall be deemed to be satisfied upon (i) the relevant documents or information being publicly available on the Company's website or other publicly available electronic medium (such as EDGAR) within the time period required by such clause and thereafter being continuously so available and (ii) the delivery by the Company of notice to the Administrative Agent and each of the Lenders (which notice may be given electronically (such as e-mail)) within the time period required by such clause that such documents or information are so available; PROVIDED that the Company shall deliver paper copies of any such documents or information to any Lender upon request of such Lender through the Administrative Agent.

                  8.02 LITIGATION. The Company shall promptly furnish to each Lender notice of all legal or arbitral proceedings, and of all proceedings before any governmental or regulatory authority or agency, instituted, or (to the knowledge of the Company) threatened, against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  8.03 CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each of its Significant Subsidiaries and each of the other Borrowers to: preserve and maintain its corporate existence and all its material rights, privileges and franchises (except as otherwise expressly permitted under Section 8.07); comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relations to its business and activities; and permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                  8.04 INSURANCE. The Company shall, and shall cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                  8.05 USE OF PROCEEDS. The proceeds of the Credit Extensions hereunder will be used solely for general corporate purposes, including (without limitation) commercial paper back-up and acquisitions (each of which uses shall be in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder). The Company will not permit more than 25% of the value (as determined by any reasonable method) of its assets, nor more than 25% of the value (as determined by any reasonable method) of the assets of the Company and its Subsidiaries, to be represented by margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

                  8.06 INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, incur, assume or suffer to exist obligations in respect of standby and performance letters of credit in an aggregate amount exceeding 5% of Total Consolidated Assets at any one time outstanding. The Company will not permit any of its Subsidiaries to create, issue, incur or assume, or suffer to exist, any Indebtedness, except:

                  (i) Indebtedness existing on the date hereof (including any Indebtedness incurred after the date hereof under any instrument or agreement in effect on the date hereof), but not any renewals, extensions or refinancings of the same;

                  (ii) Indebtedness owing to the Company and Indebtedness owing by any Subsidiary to another Subsidiary;

                  (iii) Indebtedness of any Person that becomes a Subsidiary of the Company after the date hereof so long as such Indebtedness exists at the time such Person becomes such a Subsidiary and was not incurred in anticipation thereof;

                  (iv) Capital Lease Obligations in an aggregate amount not to exceed an amount equal to 5% of Total Consolidated Assets at any one time outstanding;

                  (v) Indebtedness in respect of Committed Loans under this Agreement; and

                  (vi) additional Indebtedness in an aggregate amount not to exceed an amount equal to 15% of Total Consolidated Assets at any one time outstanding.

                  8.07  FUNDAMENTAL CHANGES.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, and the Company will not, and will not permit any of its Subsidiaries or operating divisions (whether now owned or existing or hereafter acquired or designated) to, (x) sell, assign, lease or otherwise dispose of all or substantially all of its Property whether now owned or hereafter acquired or (y) sell, assign or otherwise dispose of any capital stock of any such Subsidiary, or permit any such Subsidiary to issue any capital stock, to any Person other than the Company or any of its Wholly-Owned Subsidiaries if, after giving effect thereto, the Company does not own, directly or indirectly, a majority of the capital stock of such Subsidiary ("CONTROLLING STOCK DISPOSITION"); except that, so long as both before and after giving effect thereto, no Default shall have occurred and be continuing:

         (i) the Company or any Subsidiary of the Company may be a party to any merger or consolidation if it shall be the surviving corporation;

         (ii) any such Subsidiary may be a party to any merger or consolidation with another such Subsidiary (or with any Person that becomes another such Subsidiary as a result of such merger or consolidation);

         (iii) any such Subsidiary may merge into, and any such Subsidiary or operating division may transfer any Property to, the Company;

         (iv) any such Subsidiary or operating division may transfer any Property to another such Subsidiary or operating division (or to any Person that becomes as part of such transfer another such Subsidiary or operating division);

         (v) the Company, any such Subsidiary or operating division may sell, assign, lease or otherwise dispose of any Non-Strategic Property; and

         (vi) the Company or any such Subsidiary or operating division may make sales, assignments and other dispositions of Property (including Controlling Stock Dispositions) and any such Subsidiary may become a party to a merger or consolidation (each such sale, assignment, disposition, Controlling Stock Disposition, merger or consolidation, other than those described in clauses (i) through (v), a "DISPOSITION") if the aggregate book value of the Property that was the subject of such Disposition, together with the aggregate book value of the Property that was the subject of all other Dispositions during the Disposition Period for such Disposition, would not exceed an amount equal to 10% of the Total Consolidated Assets determined as of the last day of the most recently completed fiscal year for which a consolidated balance sheet of the Company has been furnished to the Lenders pursuant to Section 8.01.

                  (b) Notwithstanding anything in clauses (i) through (vi) of
Section 8.07(a) to the contrary, the Company will not, and will not permit any of its Subsidiaries or operating divisions (whether now owned or existing or hereafter acquired or designated) to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) any of its Property (whether now owned or hereafter acquired) if such sale, assignment, lease or other disposition (whether in one transaction or in a series of transactions) shall have a Material Adverse Effect.

                  8.08 LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation except: (i) Liens outstanding on the date hereof and listed in Schedule II hereto; (ii) Liens for taxes or other governmental charges not yet delinquent; (iii) Liens in respect of Property acquired or constructed or improved by the Company or any such Subsidiary after the date hereof which Liens exist or are created at the time of acquisition or completion of construction or improvement of such Property or within six months thereafter to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction or improvement of such Property, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto (and any real property on which such Property is located); (iv) Liens on Property of any corporation that becomes a Subsidiary of the Company after the date hereof, PROVIDED that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof; (v) Liens on Property acquired after the date hereof, PROVIDED that such Liens were in existence at the time such Property was acquired and were not created in anticipation thereof; (vi) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (vii) Liens under workmen's compensation, unemployment insurance, social security or similar legislation;
(viii) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (ix) judgment and other similar Liens arising in connection with court proceedings, PROVIDED the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (x) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Company or any such Subsidiary of the Property encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto;
(xi) Liens securing obligations of any such Subsidiary to the Company or another Subsidiary of the Company; (xii) Liens arising in connection with Permitted Securitizations; and (xiii) other Liens securing Indebtedness or other obligations in an aggregate amount which does not exceed 5% of Total Consolidated Assets.

                  8.09 LINES OF BUSINESSES. Neither the Company nor any of its Subsidiaries shall engage to any significant extent in any line or lines of business other than the lines of business in which they are engaged on the date hereof and any other line or lines of business directly related to the manufacture, distribution and/or sale of consumer or industrial products (collectively, "PERMITTED ACTIVITIES"). Notwithstanding the foregoing, the Company and its Subsidiaries may engage in other lines of business as a result of the acquisition of any Person primarily engaged in Permitted Activities so long as the Company uses its best efforts to come into compliance with the first sentence of this Section 8.09 within a reasonable period of time after such acquisition.

                  8.10 TOTAL INDEBTEDNESS TO TOTAL CAPITAL. The Company shall not permit the ratio of Total Indebtedness to Total Capital at any time to be greater than 0.60 to 1; PROVIDED that (i) in calculating Total Capital, goodwill impairment charges taken during fiscal year 2002 as a result of the Company's adoption of Statement of Financial Accounting Standards No. 142 of the Financial Accounting Standards Board shall be disregarded to the extent such charges do not exceed $550,000,000 in the aggregate and (ii) in calculating such ratio, quarterly income preferred securities, quarterly income capital securities, monthly income preferred securities or other similar securities will be treated as part of "Total Capital" and not "Total Indebtedness".

                  8.11  INTEREST COVERAGE RATIO.

                  The Company shall not permit the Interest Coverage Ratio as at the last day of any fiscal quarter to be less than 4.00 to 1.00.

                  8.12 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate.

                  SECTION 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

         (a) Any Borrower shall default in the payment when due of any principal of or interest on any Loan or any other amount payable by it hereunder; or

         (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $50,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $50,000,000 or more shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity or to permit termination of the commitment to lend pursuant to any such instrument or agreement; or

         (c) Any representation, warranty or certification made or deemed made by the Company herein or in any Designation Letter or by the Company in any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

         (d) The Company shall default in the performance of any of its obligations under Section 8.01(f) or 8.05 through 8.12; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

         (e) The Company or any of its Significant Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         (f) The Company or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

         (g) A proceeding or case shall be commenced against the Company or any of its Significant Subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against it shall be entered in an involuntary case under the Bankruptcy Code; or

         (h) A final judgment or judgments for the payment of money in excess of $50,000,000 in the aggregate shall be rendered by a court or courts against the Company and/or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (i) An event or condition specified in Section 8.01(e) shall occur or exist with respect to any Plan or Multiemployer Plan of the Company and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which, in the determination of the Majority Lenders, would reasonably be expected to have a Material Adverse Effect; or

         (j) During any period of 25 consecutive calendar months (i) individuals who were directors of the Company on the first day of such period and
         (ii) other individuals whose election or nomination to the Board of Directors of the Company was approved by at least a majority of the individuals referred to in clause (i) above and (iii) other individuals whose election or nomination to the Board of Directors of the Company was approved by at least a majority of the individuals referred to in clauses (i) and (ii) above shall no longer constitute a majority of the Board of Directors of the Company; or

                  (k) The Guarantee provided in Section 11, or any provisions thereof, shall cease to be in full force and effect in all material respects, or any guarantor thereunder or any Person acting on behalf of such guarantor shall deny or disaffirm such guarantor's obligations under such Guarantee or shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Guarantee;

THEREUPON: (i) in the case of an Event of Default (other than one referred to in clause (f) or (g) of this Section 9 in respect of the Company) (x) the Administrative Agent may and, upon request of the Majority Lenders, shall, by notice to the Company, cancel the Commitments and (y) the Administrative Agent may and, upon request of Lenders holding at least 51% of the aggregate unpaid principal amount of Loans then outstanding shall, by notice to the Company, declare the principal amount of and the accrued interest on the Loans, and all other amounts payable by the Company or any other Borrower hereunder and under the Notes, to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and each other Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 in respect of the Company, the Commitments shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company or any other Borrower hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and each other Borrower.

         In addition, in the case of the occurrence of any event of the type referred to in clause (f) or (g) of this Section 9 in respect of any Designated Borrower, the principal amount then outstanding of, and accrued interest on, the Loans and other amounts payable by such Designated Borrower hereunder and under its Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by such Designated Borrower and the Company.

                  SECTION 10.  THE ADMINISTRATIVE AGENT.

                  10.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably (but subject to Section 10.08) appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
10.05 and the first sentence of Section 10.06 shall include reference to its Affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  10.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Lenders (or such other number of Lenders as is expressly required hereby), and such instructions of the Majority Lenders (or such other number of Lenders) and any action taken or failure to act pursuant thereto shall be binding on all the Lenders.

                  10.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.07) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

                  10.04 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, JPMCB (and any successor acting as Administrative Agent), in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. JPMCB (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Affiliates) as if it were not acting as the Administrative Agent, and JPMCB and its Affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  10.05 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03, but without limiting the obligations of the Company under said Section 12.03), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 12.03 but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof, or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  10.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any Subsidiary of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary of the Company (or any of their affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.

                  10.07 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  10.08 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with a combined capital and surplus of at least $100,000,000 which has an office in New York, New York. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                  10.09  LEAD ARRANGER AND OTHER AGENTS.
                  Anything herein to the contrary notwithstanding, the Sole Lead Arranger and Sole Bookrunner, the Co-Syndication Agents and the Co-Documentation Agents listed on the cover page shall not have any duties or responsibilities under this Agreement, except in their capacity, if any, as Lenders.

                  SECTION 11.  GUARANTEE.

                  11.01 GUARANTEE. The Company hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, any Designated Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by any Designated Borrower under this Agreement pursuant to its Designation Letter and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Company hereby further agrees that if any Designated Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  11.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Company hereunder are unconditional irrespective of (a) the value, genuineness, validity, regularity or enforceability of any of the Guaranteed Obligations, (b) any modification, amendment or variation in or addition to the terms of any of the Guaranteed Obligations or any covenants in respect thereof or any security therefor, (c) any extension of time for performance or waiver of performance of any covenant of any Designated Borrower or any failure or omission to enforce any right with regard to any of the Guaranteed Obligations, (d) any exchange, surrender, release of any other guaranty of or security for any of the Guaranteed Obligations, or (e) any other circumstance with regard to any of the Guaranteed Obligations which may or might in any manner constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances.

         The Company hereby expressly waives diligence, presentment, demand, protest, and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Designated Borrower hereunder or under the Designation Letter of such Designated Borrower or any Note of such Designated Borrower or any other guarantor of or any security for any of the Guaranteed Obligations.

                  11.03 REINSTATEMENT. The guarantee in this Section 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Designated Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder(s) of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  11.04 SUBROGATION. Until the termination of the Commitments and the payment in full of the principal of and interest on the Loans and all other amounts payable to the Administrative Agent or any Lender hereunder, the Company hereby irrevocably waives all rights of subrogation or contribution, whether arising by operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Section 11.

                  11.05 REMEDIES. The Company agrees that, as between the Company on the one hand and the Lenders and the Administrative Agent on the other hand, the obligations of any Designated Borrower guaranteed under this Agreement may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9, for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Designated Borrower or otherwise) preventing such declaration as against such Designated Borrower and that, in the event of such declaration or automatic acceleration such obligations (whether or not due and payable by such Designated Borrower) shall forthwith become due and payable by the Company for purposes of said Section 11.01.

                  11.06 CONTINUING GUARANTEE. The guarantee in this Section 11 is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 12.  MISCELLANEOUS.

                  12.01 WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, any Designation Letter or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, any Designation Letter or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and therein are cumulative and not exclusive of any remedies provided by law.

                  12.02 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or requests, demands, waivers or consents under, this Agreement) shall be given or made in writing and telecopied, mailed or delivered to the intended recipient at (i) in the case of the Company or the Administrative Agent, the "Address for Notices" specified below its name on the signature pages hereof and (ii) in the case of each Lender, the address (or telecopy) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; PROVIDED that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications. Each Designated Borrower hereby agrees that each notice or other communication provided for herein may be furnished to the Company or by the Company on its behalf in the manner specified above and each Designated Borrower further agrees that failure of the Company to deliver to such Designated Borrower any notice furnished in accordance with this Section 12.02 shall not affect the validity of such notice.

                  12.03 EXPENSES, ETC. The Company agrees to pay or reimburse each of the Lenders and the Administrative Agent for paying: (a) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in connection with (i) the preparation, execution and delivery of this Agreement, the Designation Letters and the Notes and the making of the Loans hereunder and (ii) any amendment, modification or waiver (whether or not such amendment, modification or waiver shall become effective) of any of the terms of this Agreement or any of the Notes; (b) all reasonable costs and expenses of the Lenders and the Administrative Agent (including reasonable counsels' fees) in connection with the enforcement of this Agreement, any Designation Letter or any of the Notes; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Designation Letter, any of the Notes or any other document referred to herein.

                  The Company hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs, expenses, taxes or penalties incurred by any of them arising out of, by reason of or as a consequence of (i) any representation or warranty made or deemed to be made by the Company in Section 7 or in any Designation Letter proving to have been false or misleading as of the time made in any material respect or (ii) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Company or any Subsidiary of the Company of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages, costs, expenses, taxes or penalties incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Lenders, or by the Company, and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; PROVIDED that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (ii) extend the date fixed for the payment of any principal of or interest on any Loan, (iii) reduce the amount of any principal of any Loan or the rate at which interest or any fee is payable hereunder, (iv) alter the terms of Section 11 or release the Company from any of its material obligations thereunder, (v) alter the terms of this Section 12.04,
(vi) amend the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof,
(vii) amend the definition of the term "Alternative Currency" or (viii) waive any of the conditions precedent set forth in Section 6; and PROVIDED, FURTHER, that any amendment of Section 10, or which increases the obligations or alters the rights of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

                  12.05  ASSIGNMENTS AND PARTICIPATIONS.

                  (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Company, PROVIDED that no consent of the
                  Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; and

                           (B) the Administrative Agent, PROVIDED that no
                  consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender
                  or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's

                  Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, PROVIDED that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

                           (B) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, PROVIDED that this clause shall not apply to rights in respect of outstanding Competitive Loans;

                           (C) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                           (D) the assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an Administrative Questionnaire; and

                           (E) in the case of an assignment to a CLO (as defined
                  below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, PROVIDED that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 12.04 that affects such CLO.

         For the purposes of this Section 12.05(a), the terms "Approved Fund" and "CLO" have the following meanings:

                           "APPROVED FUND" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                           "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 12.05, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 5.01, 5.05,
5.06 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.05(c).

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.05(b) and any written consent to such assignment required thereby, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.04 that affects such Participant. Subject to paragraph (c)(ii) of this Section 12.05, the Company agrees that each Participant shall be entitled to the benefits of Sections 5.01, 5.05 and 5.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section
12.05. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.05(a) as though it were a Lender, provided such Participant agrees to be subject to Section 4.05(b) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under

Section 5.01 or 5.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

                  12.06 SURVIVAL. The obligations of any Borrower under Sections 5.01, 5.05 and 5.06, the obligations of the Lenders under Section 10.05 and the obligations of the Company under Section 12.03 shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made, by a notice of borrowing of Loans hereunder shall survive the making of such Loans, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                  12.07 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  12.08 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  12.09 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL; ETC.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND ANY

ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED IN CONNECTION THEREWITH, MAY BE INSTITUTED IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS GENERALLY (BUT NON-EXCLUSIVELY) TO THE JURISDICTION OF EACH SUCH COURT. THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE COMPANY AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. EACH DESIGNATED BORROWER HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN NEW YORK MAY BE MADE UPON SUCH DESIGNATED BORROWER BY SERVICE UPON THE COMPANY AT THE "ADDRESS FOR NOTICES" SPECIFIED BELOW ITS NAME ON THE SIGNATURE PAGES HEREOF AND EACH DESIGNATED BORROWER HEREBY IRREVOCABLY APPOINTS THE COMPANY AS ITS AUTHORIZED AGENT ("PROCESS AGENT") TO ACCEPT, ON BEHALF OF ITSELF AND ITS PROPERTY, SUCH SERVICE OF PROCESS IN NEW YORK. EACH OBLIGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OBLIGOR FURTHER AGREES THAT ANY SUCH ACTION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY OF THE LENDERS SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY CONSENT TO THE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

                  (b) EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  12.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  12.11 JUDGMENT CURRENCY. This is an international loan transaction in which the specification of Dollars or an Alternative Currency, as the case may be (the "SPECIFIED CURRENCY"), and any payment in New York City or the country of the Specified Currency, as the case may be (the "SPECIFIED PLACE"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Obligors under this Agreement and the Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency due hereunder at the Specified Place. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "SECOND CURRENCY"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

                  12.12 WAIVER OF NOTICE UNDER EXISTING CREDIT AGREEMENT. By its execution hereof, each undersigned Lender that also is a party to the credit agreement referred to in Section 6.01(c) hereby waives the provisions of such credit agreement that would require advance notice for the termination of commitments thereunder; PROVIDED that the foregoing waiver shall apply only to the termination of all commitments under such credit agreement and repayment of all loans outstanding thereunder in connection with the effectiveness of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written

                                        NEWELL RUBBERMAID INC.

                                        By:  /s/ C.R. Davenport
                                           ----------------------------------
                                           Name:  C.R. Davenport
                                           Title:  Vice President-Treasurer

                                        Address for Notices:

                                        Newell Rubbermaid Inc.
                                        29 East Stephenson Street
                                        Freeport, Illinois 61032

                                        Attention:  C.R. Davenport
                                                     Vice President-Treasurer

                                        Telecopier No.:  (815) 233-8060
                                        Telephone No.:  (815) 233-8040

                                        THE ADMINISTRATIVE AGENT

                                        JPMORGAN CHASE BANK,
                                          as Administrative Agent

                                        By:   /s/ Randolph E. Cates
                                           ----------------------------------
                                           Name:  Randolph E. Cates
                                           Title:  Vice President

                                        Address for Notices:

                                        JPMorgan Chase Bank
                                        Loan and Agency Services Group
                                        1 Chase Manhattan Plaza
                                        8th Floor
                                        New York, New York 10081

                                        Attention:  Concetta Prainito

                                        Telecopier No.:  (212) 552-5662
                                        Telephone No.:  (212) 552-7241

                                        LENDERS

                                        JPMORGAN CHASE BANK

                                        By:   /s/ Randolph E. Cates
                                           ----------------------------------
                                           Name:  Randolph E. Cates
                                           Title:  Vice President

                                        BANK OF AMERICA, N.A.

                                        By:   /s/ Sharon Burks Horos
                                           ----------------------------------
                                           Name:  Sharon Burks Horos
                                           Title:  Vice President

                                        BANK ONE, NA

                                        By:   /s/ Molly Morawski
                                           ----------------------------------
                                           Name:  Molly Morawski
                                           Title:  Director, Capital Markets

                                        BNP PARIBAS

                                        By:   /s/ Jo Ellen Bender
                                           ----------------------------------
                                           Name:  Jo Ellen Bender
                                           Title:  Managing Director

                                        By:   /s/ Peter Labrie
                                           ----------------------------------
                                           Name:  Peter Labrie
                                           Title:  Central Region Manager

                                        BARCLAYS BANK PLC

                                        By:   /s/ L. Peter Yetman
                                           ----------------------------------
                                           Name:  L. Peter Yetman
                                           Title:  Director

                                        COMMERZBANK AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES

                                        By:   /s/ Mark Monson
                                           ----------------------------------
                                           Name:  Mark Monson
                                           Title:  Vice President

                                        By:  /s/ Albert Morrow
                                           ----------------------------------
                                           Name:  Albert Morrow
                                           Title:  Assistant Treasurer

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        CHICAGO BRANCH

                                        By:  /s/ Shinichiro Munechika
                                           ----------------------------------
                                           Name:  Shinichiro Munechika
                                           Title:  Deputy General Manager

                                        CITIBANK, N.A.

                                        By:  /s/ David L. Harris
                                           ----------------------------------
                                           Name:  David L. Harris
                                           Title:  Vice President

                                        MORGAN STANLEY BANK

                                        By:  /s/ Jaap L. Tonckens
                                           ----------------------------------
                                           Name:  Jaap L. Tonckens
                                           Title:  Vice President

                                        THE NORTHERN TRUST COMPANY

                                        By:  /s/ Craig Smith
                                           ----------------------------------
                                           Name:  Craig Smith
                                           Title:  Vice President

                                        ING BANK N.V.

                                        By:  /s/ Alan Duffy
                                           ----------------------------------
                                           Name:  Alan Duffy
                                           Title:  Director

                                        By:  /s/ Aidan Neill
                                           ----------------------------------
                                           Name:  Aiden Neill
                                           Title:  Vice-President

                                        BANCA DI ROMA - CHICAGO BRANCH

                                        By:  /s/ James Semonchik
                                           ----------------------------------
                                           Name:  James Semonchik
                                           Title:  Vice President

                                        By:  /s/ Enrico Verdoscia
                                           ----------------------------------
                                           Name:  Enrico Verdoscia
                                           Title:  Sr. Vice President

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:  /s/ Janell W. Stanosz
                                           ----------------------------------
                                           Name:  Janell W. Stanosz
                                           Title:  Vice President

                                        THE BANK OF NEW YORK

                                        By:  /s/ Mark O'Connor
                                           ----------------------------------
                                           Name:  Mark O'Connor
                                           Title:  Vice President

                                        NORDEA BANK EINLAND PLC

                                        By:  /s/ Ulf Forsstrom
                                           ----------------------------------
                                          Name:  Ulf Forsstrom
                                          Title:  Vice President

                                        By:  /s/ Thomas P. Hickey
                                           ----------------------------------
                                           Name:  Thomas P. Hickey
                                           Title:  Vice President

                                        DANSKE BANK A/S

                                        By:  /s/ George P. Wendell
                                           ----------------------------------
                                           Name:  George P. Wendell
                                           Title:  Vice President

                                        By:  /s/ John A. O'Neill
                                           ----------------------------------
                                           Name:  John A. O'Neill
                                           Title:  Assistant General Manager

                                        FIFTH THIRD BANK (CHICAGO)

                                        By:  /s/ Christopher D. Jones
                                           ----------------------------------
                                           Name:  Christopher D. Jones
                                           Title:  Assistant Vice President